UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 29, 2005

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-30758 (Commission File Number)	62-12-62580 (IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)		L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The Committee on Directors recommended and on June 29, 2005 the Boards of Directors of the Registrant and Nortel Networks Corporation (“NNC”) approved the following changes to the compensation of directors: (i) increase of the annual committee chairperson fee (other than audit committee chairperson fee) to US$15,000 or US$7,500 each for chairing the same committee of the Boards of Directors of the Registrant and NNC; (ii) increase of the annual audit committee chairperson fee to US$35,000 or US$17,500 each for chairing the same committee of the Boards of Directors of the Registrant and NNC; and (iii) the payment by the Registrant of a long term incentive fee of US$75,000. The long term incentive fee is payable over four fiscal quarters commencing the third fiscal quarter of 2005. The payment of these fees may, at the election of each director, be deferred in accordance with the Nortel Networks Limited Directors Deferred Share Compensation Plan and the Nortel Networks Corporation Directors Deferred Share Compensation Plan.

Pursuant to indemnification agreements entered into on June 29, 2005 with each of Jalynn H. Bennett, The Honorable James B. Hunt, Jr., John A. MacNaughton, Richard D. McCormick, Ronald W. Osborne and Harry J. Pearce, each of whom were elected to the Board of Directors of NNC and appointed to the Board of Directors of the Registrant on June 29, 2005, NNC has agreed to indemnify and reimburse each such director for any injury, losses, liabilities, damages, charges, costs, expenses, fines or settlement amount reasonably incurred by any of them, including reasonable legal and other professional fees, (i) in connection with a claim, action, suit, application, litigation, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or other proceeding of any nature or kind whatsoever, whether civil, criminal, administrative or otherwise, made, asserted against or affecting such director or in which such director is required by law to participate or in which such director participates at the request of NNC or in which such director chooses to participate, if it relates to, arises from, or is based on such individual’s service as a director or officer of NNC or service as a director or officer of another entity at the request of NNC (NNC confirmed its request that each such director serve as a director of the Registrant), or (ii) otherwise related to, arising from or based on such individual’s service as a director or officer of NNC or service as a director or officer of another entity at the request of NNC, except if such indemnification or reimbursement would be prohibited by the Canada Business Corporations Act or any other applicable law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Katharine B. Stevenson
Katharine B. Stevenson
Treasurer

By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated: July 6, 2005